LIMITED GUARANTEE
                                -----------------

         THIS LIMITED GUARANTEE (this "Limited Guarantee"), dated as of _______ 1, ____, is made and entered into upon the terms hereinafter set forth, by OAKWOOD HOMES CORPORATION, a North Carolina corporation (the "Guarantor"), for the benefit of _________________________, a [national banking association], as trustee (the "Trustee") of OMI Trust _____-__ (the "Trust").

RECITALS:

         a. The Trust was formed pursuant to a Pooling and Servicing Agreement, dated as of ______ 1, ______, by and among Oakwood Mortgage Investors, Inc. (the "Company"), Oakwood Acceptance Corporation (the "Servicer") and the Trustee, which incorporates by reference the Company's Standard Terms to Pooling and Servicing Agreement (May 1999 Edition) (together, the "Pooling and Servicing Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

         b. The Company is a wholly-owned subsidiary of the Servicer, which is a wholly-owned subsidiary of the Guarantor.

         c. Under the Pooling and Servicing Agreement, the Trust issued its Pass-Through Certificates, Series ____-__ (the "Certificates"). In connection with the issuance of the Certificates, the Guarantor has been requested to provide to the Trustee this Limited Guarantee of certain shortfalls in distributions on the Class ____ Certificates. Because of the substantial economic benefits accruing to the Guarantor by virtue of the issuance of the Certificates, the Guarantor desires to make this Limited Guarantee, all on the following terms and conditions.

AGREEMENTS:
-----------

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

         I. The Guarantor hereby unconditionally and absolutely guarantees the full and prompt payment to the Trustee on or prior to the Remittance Date relating to each Distribution Date of the Limited Guarantee Payment Amount (as such term is defined in the Pooling and Servicing Agreement), if any, for such Distribution Date, provided that the Trustee or the Servicer has notified the Guarantor in writing (which may be by telecopy confirmed by a telephone call as described below) of such amount before 1:00 p.m. New York City time on the Remittance Date preceding the applicable Distribution Date. If the Trustee or Servicer fails to notify the Guarantor as provided in this paragraph of any Limited Guarantee Payment Amount (and the amount thereof) for any Distribution Date before 1:00 p.m. New York City time on the

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related Remittance Date, but subsequently so notifies the Guarantor, then the
Guarantor shall deliver such Limited Guarantee Payment Amount to the Trustee in immediately available funds as soon as practicable after its receipt of such notice. Notices sent to the Guarantor by telecopy or telephone shall be sent to the attention of Treasurer (or such other person as may hereafter be prescribed by the Guarantor to the Trustee in writing) to the telecopy number of (336) 664-3224 (or such other telecopy number as may be hereafter prescribed by the Guarantor to the Trustee and Servicer in writing).

         2. The Guarantor guarantees payment of the Limited Guarantee Payment Amount, if any, to the Trustee pursuant to the terms hereof only, and does not guarantee the Trustee's obligation to distribute payments made by the Guarantor in accordance with the Pooling and Servicing Agreement, and the Guarantor shall not be liable for any failure by the Trustee properly to distribute the amount of any payments made by the Guarantor hereunder. Although this Limited Guarantee is for the benefit of the Trustee on behalf of the Holders of the Class ___ Certificates, this Limited Guarantee may not be enforced directly by the Holders of the Class ___ Certificates, but only by the Trustee on their behalf.

         3. The obligations of the Guarantor hereunder shall not be released by the Trustee's receipt, application or release of any security given for the payment of any Limited Guarantee Payment Amounts.

         4. The liability of the Guarantor hereunder shall in no way be affected by (i) the release or discharge of the Trust in any creditors', receivership, bankruptcy or other proceedings, (ii) the impairment, limitation or modification of the liability of the Trust or the estate of the Trust in bankruptcy, or of any remedy for the enforcement of any of the Trustee's obligations under the Pooling and Servicing Agreement resulting from the operation of any present or future provision of the federal bankruptcy law or any other statute or the decision of any court, (iii) the rejection or disaffirmance of any instrument, document or agreement evidencing any of the Trustee's obligations under the Pooling and Servicing Agreement in any such proceedings, (iv) the assignment or transfer of any of the Trustee's obligations under the Pooling and Servicing Agreement by the Trustee or (v) the cessation from any cause whatsoever of the liability of the Trustee with respect to the Trustee's obligations under the Pooling and Servicing Agreement.

         5. The Guarantor hereby waives any right to subrogation to the rights of the Trustee; provided, however, that the Guarantor shall be entitled to be reimbursed for Limited Guarantee Payment Amounts made under this Limited Guarantee pursuant to the terms of the Pooling and Servicing Agreement.

         6. This is a guaranty of payment and not of collection. The liability of the Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the occurrence of any event except the occurrence of shortfalls giving rise to the existence of a Limited Guarantee Payment Amount as of a Distribution Date, as set forth more particularly in the Pooling and

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
Servicing Agreement. The Guarantor hereby waives any right to require that an action be brought against any person prior to discharging its obligations hereunder. The Guarantor also waives all of its rights, powers and benefits under N.C.G.S. ss.26-7 through ss.26-9.

         7. This Limited Guarantee is assignable by the Trustee to any successor trustee under the Pooling and Servicing Agreement, and any assignment of the Trustee's obligations under the Pooling and Servicing Agreement or any portion thereof by the Trustee shall operate to vest in the assignee the rights and powers of the Trustee hereunder to the extent of such assignment. This Limited Guarantee shall be binding upon the Guarantor and the Guarantor's successors and assigns, and shall inure to the benefit of the Trustee, its representatives, successors, successors-in-title and assigns.

         8. This Limited Guarantee shall be construed in accordance with and governed by the laws of the State of North Carolina applicable to contracts to be performed within said state. No amendment or modification hereof shall be effective unless evidenced by a writing signed by the Guarantor and the Trustee. When used herein, the singular shall include the plural, and vice versa, and the use of any gender shall include all other genders, as appropriate.

         IN WITNESS WHEREOF, the undersigned has executed this Limited Guarantee, or has caused this Limited Guarantee to be executed by its duly authorized representative, as of the date first above written.

                                             OAKWOOD HOMES CORPORATION

                                             By:                          [SEAL]
                                                ---------------------------
                                             Name:
                                                  -------------------------
                                             Title:
                                                   ------------------------

                                             Acknowledged:

                                             [____________________]   AS TRUSTEE

                                             By:                          [SEAL]
                                                ---------------------------
                                             Name:
                                                  -------------------------
                                             Title:
                                                   ------------------------


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